EXHIBIT 99

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eGLOBE, INC.                                                        NEWS RELEASE

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FOR IMMEDIATE RELEASE                                  TRADING SYMBOL:      EGLO
DATE:  NOVEMBER 22, 2000                               STOCK EXCHANGE:    NASDAQ

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COMPANY CONTACT:                             AGENCY CONTACTS:
Allen Mandel                                 Jeffrey Volk/Stephen Axelrod, CFA
Senior VP Corporate Affairs                  Wolfe Axelrod Weinberger Assoc. LLC
(800) 688-0092                               (212) 370-4500
                                             email: jeff@wolfeaxelrod.com

                         EGLOBE ANNOUNCES NASDAQ ACTION

                  WASHINGTON, D.C., NOVEMBER 22, 2000/PRNEWSWIRE/ -- eGlobe, Inc. (NASDAQ NM: EGLO) announced that after the close of business yesterday November 21st, Nasdaq notified the Company that it was being moved from the Nasdaq National Market to the Over-the-Counter market.

                  eGlobe is taking steps to have Nasdaq reconsider this action. The Company will keep its shareholders informed of developments as they ensue.

                  eGlobe is a leading global provider of voice-based Internet services for the world's telephone companies and Internet Service Providers. eGlobe's services include: Voice over IP, voice portal, unified messaging services and customer support. eGlobe originates traffic in more than 100 territories and countries and terminates anywhere in the world. eGlobe provides its services principally to large national telephone companies, to ISPs and portals.

                  Certain statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statement. Factors that impact such forward looking statements include, among others, the ability of the Company to attract additional business, the ability of the Company to successfully integrate acquisitions and mergers, complete software development and offer new products, changes in expectations regarding restructurings, including tax liabilities and reductions in cost, possible changes in collections of accounts receivable, risks of competition, price and margin trends, changes in worldwide general economic conditions, changes in interest rates, currency rates and worldwide competition.

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